UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		September 12, 2006

DATASCOPE CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-6516	13-2529596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Philips Parkway Montvale, New Jersey		07645-9998
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code) (201) 391-8100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Long-Term Incentive Plan

     On September 12, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Datascope Corp. established a new long-term incentive plan (the “Plan”). Participants in the plan will include designated executives and senior managers whose positions enable them to manage, invent, develop, or negotiate opportunities that contribute directly to the growth of the company’s earnings. The Corporation’s performance objectives under the Plan for the three-year period ended June 30, 2009 are specified levels of the compound annual growth rate (“CAGR”) of consolidated net earnings, excluding special items. The Plan specifies threshold, target and maximum levels of CAGR which will determine the cash amount payable under the plan. The initial implementation of the plan shall measure results from the Corporation’s fiscal years 2007 through 2009. A new three-year measurement period will commence in each subsequent year thereafter. The Compensation Committee assigned executive officers and other participants a target amount, a percentage of base pay used to calculate benefits under the plan, which ranged from 30 to 40% of base pay. Under the plan, a participant can receive from 0% to 200% of the applicable target amount, depending on the Corporation’s actual compound annual growth rate of consolidated net earnings.

Management Incentive Plan

     On September 12, 2006, the Compensation Committee set performance thresholds and performance targets for the 2004 Management Incentive Plan (the “Management Incentive Plan”) for fiscal year 2007. The Management Incentive Plan was approved by the shareholders of Datascope Corp. on December 9, 2003. A summary of the material terms of the Management Incentive Plan is set forth below.

     The following general description of certain features of the Management Incentive Plan is qualified in its entirety by reference to the Management Incentive Plan. Capitalized terms not otherwise defined in this summary have the meanings given to them in the Management Incentive Plan.

     Generally. The Management Incentive Plan provides for bonus payments based on certain performance criteria.

     Plan Administration. The Management Incentive Plan is administered by the Compensation Committee. The Compensation Committee is authorized to administer, interpret and apply the Management Incentive Plan and from time to time may adopt such rules, regulations and guidelines consistent with the provisions of the Management Incentive Plan as it may deem advisable to carry out the Management Incentive Plan, except that the Compensation Committee may authorize any one or more of its members, or any officer of the Corporation, to execute and deliver documents on behalf of the Compensation Committee. The Compensation Committee’s interpretations of the Management Incentive Plan, and all actions taken and determinations made by the Compensation Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Corporation, its shareholders and Participants. The Compensation Committee shall have authority to determine the terms and conditions of the Awards granted to Participants.

     Eligible Persons; Participants. Only employees of the Corporation or its business units who are at the level of Manager (or a level determined by the Compensation Committee to be equivalent to Manager) or at a more senior level (including all of the executive officers of the Corporation) are eligible to participate in the Management Incentive Plan (“Eligible Persons”). An individual shall be deemed an employee for purposes of the Management Incentive Plan only if such individual receives compensation from either the Corporation or one of its Business Units for services performed as an employee of the Corporation or any one of its Business Units for any period during a Performance Period (defined below). An Eligible Person who is a Covered Employee shall be entitled to participate in the Management Incentive Plan with respect to a Performance Period which has commenced only if he or she commenced employment on or before the beginning of each Performance Period or any later date described in Treasury Regulation 1.162-27(e)(2) (or any successor thereto). An Eligible Person who has been chosen to receive an Award under the Management Incentive Plan shall be referred to as a “Participant.”

     Performance Period. Performance Periods are established by the Compensation Committee, which may establish multiple Performance Periods within each fiscal year of the Corporation. A Performance Period is the period of time over which the performance threshold (described below) with respect to an Award must be satisfied. The length of any Performance Period is determined by the Compensation Committee, in its discretion, and need not be identical for all Awards.

     Performance Criteria. The Compensation Committee will adopt, with respect to each Participant, specific performance criteria, performance thresholds and performance targets, a percentage of such Participant’s base salary (or fixed dollar amounts) to be awarded (subject to modification (as described below)) if such Participant exceeds each performance threshold, for the Performance Period, and a mathematical formula or matrix which should contain weighting for each target and indicate the extent to which Awards will be paid if such performance thresholds are achieved or excluded. If a Participant does not exceed each performance threshold, then no bonus will be paid to such Participant.

     Section 162(m) of the Code requires performance awards for Covered Employees to be based upon objective performance criteria (on an absolute or relative basis, including comparisons of results for the Performance Period to prior periods or forecasts). For each Participant who is a Covered Employee, the performance criteria may include one or more of the following, derived from the Corporation’s audited financial statements: (i) net sales, (ii) pre-tax earnings, (iii) after-tax earnings, (iv) operating earnings, and (v) earnings per share, each as determined in accordance with GAAP for the Corporation on a consolidated basis (collectively, the “Financial Criteria”). With respect to any Covered Employee who is employed by a

Business Unit, the Financial Criteria shall be based on the results of such Business Unit, audited consolidated results of the Corporation, or a combination of the two.

     With respect to each Participant who is not a Covered Employee, the performance criteria established by the Compensation Committee may be any, or a combination of any, quantitative criteria (including, without limitation, any Financial Criteria) or qualitative criteria. If such Participant is employed by a Business Unit, then the Financial Criteria for such Participant may relate to either the results of such Business Unit, audited consolidated results of the Corporation or a combination of the two.

     Maximum Award. The aggregate amount of any Award to any Participant for any fiscal year shall not exceed the greater of (i) two times the Participant’s base salary for such fiscal year (such amount not to exceed $2,000,000) or (ii) 5% of the Corporation’s earnings before income taxes, as reported in the Corporation’s audited consolidated financial statements, before taking into account any losses from discontinued operations, extraordinary gains and losses, the cumulative effect of accounting changes and before deducting payments due under the Management Incentive Plan.

     Calculation of Award; Certification. As soon as practicable after the end of the Performance Period, and based upon the applicable Financial Criteria, the Compensation Committee will determine with respect to each Participant whether and the extent to which such Participant’s performance thresholds were exceeded, including the extent to which, if any, each target was attained or exceeded, and will calculate such Participant’s award, if any, by taking into account these factors and the weighting for each target (subject to modification (as described below)). At such time, the Compensation Committee will certify in writing the amount of each award and whether each material term of the Management Incentive Plan relating to such award has been satisfied.

     Payment. So long as the Participant remains employed by the Corporation or a Business Unit through the date of payment of such Participant’s Award, such Award will be payable in cash as promptly as practicable thereafter. See “Employment Requirement.”

     Deferral. From time to time, prior to the end of a Performance Period, the Compensation Committee may, in its sole discretion (under uniform rules applicable to all Participants and in compliance with applicable law in effect at such time), offer Participants the opportunity to defer receipt of all or a portion of any Award that is made for such Performance Period.

     Modification of Awards. At any time prior to the payment of an Award, the Compensation Committee may, in its sole discretion, (i) increase (subject to certain limitations; see Maximum Award, above), decrease or eliminate the Award payable to any Participant who is not a Covered Employee and who would not become a Covered Employee as a result of any such increase or (ii) decrease or eliminate the Award payable to any Covered Employee, in each case to reflect the individual performance and contribution of, and other factors relating to, such Participant. The determination of the Compensation Committee shall be final and conclusive.

     Employment Requirement. No Participant shall have any right to receive payment of any Award unless such Participant remains in the employ of the Corporation or a Business Unit through the date of payment of such Award; provided, however, that the Compensation Committee may, in its sole discretion, pay all or any part of an Award to any Participant who, prior to such date of payment, retires, dies or becomes permanently disabled or where other special circumstances exist with respect to such Participant, so long as the performance thresholds applicable to the Participant’s performance targets were achieved or exceeded. The maximum amount of such payment, if any, will be calculated, and to the extent determined by the Compensation Committee, paid as provided in the Management Incentive Plan. The determination of the Compensation Committee shall be final and conclusive.

     Term, Amendment and Termination of the Management Incentive Plan. The Compensation Committee may at any time and from time to time alter, amend, suspend or terminate the Management Incentive Plan in whole or in part. No such amendment shall be effective which alters the Award, performance target or other criteria relating to an Award applicable to a Covered Employee for the Performance Period in which such amendment is made or any prior Performance Period, except any such amendment that may be made without causing such Award to cease to qualify as performance-based compensation under Section 162(m) of the Code.

Item 8.01   Other Events.

     On September 12, 2006, the Board of Directors of Datascope Corp. approved a share repurchase program authorizing an additional $40 million for future purchases of common stock of the Company. A copy of the press release, dated September 13, 2006, announcing the share repurchase program is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

	Exhibit 99.1	Press release announcing a share repurchase program for Datascope Corp., dated September 13, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASCOPE CORP.
Registrant

By:	/s/ Scott D. Kantor
Vice President, Finance and Administration, and Chief Financial Officer

Dated: September 15, 2006

EXHIBIT INDEX

Exhibit 99.1	Press release announcing a share repurchase program for Datascope Corp., dated September 13, 2006.